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                                                                   EXHIBIT 24.3


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, JACK D. KUEHLER, hereby constitutes and appoints JOHN V. HARKER and MICHAEL D. YONKER, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report of In Focus Systems, Inc., an Oregon corporation, for fiscal year ended December 31, 1996 and any amendments thereto, and to file this Power of Attorney and the Form 10-K , with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                   Dated this 25th day of February, 1997.

                                   /s/ JACK D. KUEHLER, Director
                                   --------------------
                                   Jack D. Kuehler